Exhibit 10.3

AMENDMENT

TO

EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) to the Employment Agreement is entered into as of March 14, 2019 by and between Gillian Ivers-Read (“Employee”) and Clovis Oncology, Inc. (the “Company”).

WHEREAS, Employee and the Company are parties to that certain Employment Agreement, dated August 24, 2011 (the “Agreement”); and

WHEREAS, Employee and the Company desire to amend the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee hereby agree to amend the Agreement as follows:

1.    Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.    Amendment to the Agreement. Sections 1(a), 1(o), 1(p), 1(r), 1(u), 1(v), 1(ee) and 13(b) of the Agreement are hereby deleted and replaced with “[Intentionally Omitted.]”.

3.    Ratification and Confirmation. Except as specifically amended hereby, the Agreement is hereby ratified and confirmed in all respects and remains in full force and effect. Whenever the Agreement is referred to in this Amendment or in any other agreement, document or instrument, such reference shall be deemed to be to the Agreement, as amended by this Amendment, whether or not specific reference is made to this Amendment.

4.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado. Section 17 of the Agreement is incorporated herein mutatis mutandis.

5.    Controlling Document. In case of conflict between any of the terms and condition of this Amendment and the Agreement, the terms and conditions of this Amendment shall control.

6.    Employee Acknowledgment. Employee acknowledges (i) that Employee has consulted with or has had the opportunity to consult with independent counsel of Employee’s own choice concerning this Amendment, and has been advised to do so by the Company, and (ii) that Employee has read and understands this Amendment, is fully aware of its legal effect, and has entered into it freely based on Employee’s own judgment. By signing this Amendment, Employee acknowledges and agrees that the changes made hereunder shall not constitute Good Reason for purposes of the Agreement.

7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. The execution of this Amendment may be by actual signature or by signature delivered by facsimile or by e-mail as a portable data format (.pdf) file or image file attachment.

8.    Headings. Section headings are for convenience only and shall not be considered a part of this Amendment.

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IN WITNESS WHEREOF, Employee and the Company have caused this Amendment to be executed and delivered as of first date above written.

/s/ Gillian Ivers-Read
Gillian Ivers-Read

CLOVIS ONCOLOGY, INC.

/s/ Paul Gross
Name: Paul Gross
Title: Executive Vice President, General Counsel and Chief Compliance Officer

[Signature Page to Amendment to Employment Agreement]